EXHIBIT 5(a) and 23(a)

Warner Norcross & Judd LLP
Attorneys at Law
900 Old Kent Building
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487

Telephone (616) 752-2000
Fax (616) 752-2500

February 24, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Re:	Old Kent Financial Corporation Registration Statement on Form S-8 Merchants Bancorp, Inc. Thrift Plan

Dear Sir or Madam:

                    We represent Old Kent Financial Corporation, a Michigan corporation (the "Company"), with respect to the above-captioned registration statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 240,228 shares of the Company's common stock, $1 par value ("Common Stock") to be issued under the Merchants Bancorp, Inc. Thrift Plan (the "Plan") and Plan interests restated thereto.

                    As counsel for the Company, we are familiar with its Restated Articles of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement and the Plan. We also have reviewed and assisted in preparing the Registration Statement and the Plan. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                    On the basis of the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, any and all shares of Common Stock that are the subject of the Registration Statement will, when issued under the above-captioned plan according to their terms and payment of the purchase price therefore to the Company, be legally issued, fully paid and nonassessable.

                    We are of the further opinion that the provisions of the written documents constituting the Plan comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended, pertaining to such provisions.

                    We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Plan.

WARNER NORCROSS & JUDD LLP By: /s/Gordon R. Lewis Gordon R. Lewis A Partner